Testing the Waters Materials Related to Series #R2D2

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#R2D2

'77 KENNER STAR WARS R2-D2 ACTION FIGURE

THIS INITIAL OFFERING IS COMING SOON!

STAR
WARS

OFFERING AMOUNT: $10,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

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#R2D2

'77 KENNER STAR WARS R2-D2 ACTION FIGURE

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	2,000
Initial Offering Market Cap.	$10,000
Storage Location	Rally

ASSET SPECIFICATIONS

Star Wars Vintage Carded Action Figure - R2-D2

STAR
WARS
Kenner

Name: Star Wars Vintage Carded Action Figure - R2-D2
Variation: DARK BLUE DOME
Universe: Star Wars
Manufacturer: Kenner
Year: 1977
Series: Star Wars
Subseries: Carded Action Figure
Case Type: 221

STAR
WARS

Hologram ID: 10161808
Date Graded: 02/14/2019
Master Graded: 85
Real Graded: 85.9

Sub Grades:Card/Box: 80
Bubble/Window: 90
Figure: 85
Archival Notes:

#R2D2 | $10K

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The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.

STAR WARS ACTION FIGURES GUIDE

1977-1985

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#R2D2

'77 KENNER STAR WARS R2-D2 ACTION FIGURE

Kenner's original 12 Back-A Star Wars Action Figure release was a watershed moment in the history of brand merchandising — bringing the beloved film to toy chests around the world for the first time. One of the original characters featured in the series was R2-D2, a fan favorite and best-seller. #R2D2 is a 1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85. Not only does #R2D2 come from this original 12 Back-A release, but as evidenced by its Dark Blue Dome, is from the earliest variant of the classic toy.

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#R2D2 | *Visuals*

R2-D2 was one of the four characters teased in the Early Bird Certificate Package, months before its 1st carded appearance.

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#R2D2 | *Timeline*

Jan. 1947 — Kenner Products is founded by three brothers, going on to produce toys such as the Easy-Bake Oven and Star Wars action figures.

May. 1977 — The first Star Wars film (now known as “A New Hope”) is released, grossing over $775M at the worldwide box office.

Sep. 1977 — After the success of the first film, Kenner signs a licensing deal to produce Star Wars toys. The company is forced to send customers an “I.O.U.” for the holiday season, as they are unable to manufacture the toys in time.

May. 1978 — The first Kenner Star Wars action figures are released, known as the 12-back series. #R2D2 is produced.

Jan. 2012 — Kenner’s Star Wars action figures are added to the National Toy Hall of Fame.

Post-Qualification Amendment No. 21
File No. 024-11584

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC (the "Offering Statement"). The Offering Statement, as amended by a pre-qualification amendment, was initially qualified by the U.S. Securities and Exchange Commission on November 15, 2021. This Post-Qualification Amendment No. 21 seeks to qualify 6 series of interests of the issuer: Series #GBOYCOLOR; Series #R2D2; Series #VADER; Series #1857COIN; Series #ELON1 and Series #WARHOL2.

Different series of RSE Collection, LLC have already been offered by RSE Collection, LLC under the Offering Statement, as amended and qualified. Such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of additional series of RSE Collection, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the "**Master Series Table**" contained in **Appendix A** to the Offering Circular in this post-qualification amendment.

DESCRIPTION OF SERIES 1977 STAR WARS R2-D2 ACTION FIGURE

Investment Overview

•Upon completion of the Series #R2D2 Offering, Series #R2D2 will purchase a 1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85 for Series #R2D2 (The “Series 1977 Star Wars R2-D2 Action Figure” or the “Underlying Asset” with respect to Series #R2D2, as applicable), the specifications of which are set forth below.

•Star Wars is a series of films created by George Lucas that has spawned a wide-spanning industry since its debut in 1977, including ongoing films and TV shows, merchandise, trading cards, toys, and video games. The New York Times called Star Wars a “cultural behemoth.”

•Kenner Products was founded in 1947 by Albert, Phillip, and Joseph Kenner. The company would go on to produce toys such as the Easy-Bake Oven and Star Wars action figures.

•The Underlying Asset is a 1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85.

Asset Description

Overview & Authentication

•The first Star Wars film was released on May 25, 1977 (later retitled “Star Wars: Episode IV — A New Hope”). Directed by George Lucas, the “Space Opera” grossed an estimated $775,398,007 at the worldwide box office.

•Following the debut hit, the franchise has since released a total of 11 films, with “Star Wars: Episode IX — The Rise of Skywalker” arriving in theatres on December 20, 2019.

•The Walt Disney corporation announced they agreed to acquire Lucasfilm Ltd. on October 30, 2012. Through this deal, Disney acquired ownership of Star Wars and associated businesses in film, consumer products, animation, and more.

•After the success of the Star Wars film in 1977, Kenner signed a licensing deal to produce Star Wars toys. According to Cincinnati.com, other toy companies turned down the deal because at the time toy companies generally produced toys related to TV shows due to the longer exposure period compared to movies.

•A Kenner designer named Jim Swearingen “recalled reading the ‘Star Wars’ script and telling his bosses they had to do these toys.”

•Since Kenner knew they wanted to produce toys of the spaceships from Star Wars, they scaled down the figures from the common 8 or 12 inches to 3.75 inches. This became “the new industry standard.”

•In the fall of 1977, Kenner produced puzzles and a board game, but the action figures would take a year to produce and would not meet the holiday deadline. According to Cincinnati.com: “…they tried a bit of innovative marketing. Kenner whipped up a cardboard stand and an “Early Bird Certificate Package” that promised delivery of the first four figures (Luke Skywalker, Princess Leia, Chewbacca and R2-D2) when they were available the next year. The company essentially sold parents an empty box, an I.O.U., to put under the tree on Christmas morning.”

•Kenner’s Star Wars action figures were added to the National Toy Hall of Fame in 2012.

•The R2-D2 Kenner Action Figure’s Dark Blue Dome variant is identified as the earliest variant produced of the action figure as a part of the original 12 Back-A release.

•According to the Ultimate Guide to Vintage Star Wars Action Figures: “As simple as Kenner’s R2-D2 action figure is, with its paper sticker, clicking head, vac-metallized silver dome, and two sturdy legs, this original interpretation of Artoo-Detoo flew off retail shelves — it was the perfect encapsulation of the brave, child-like hero of the Rebellion… there are few robots more iconic than R2-D2.”

•The Underlying Asset has been issued a grade of CAS 85 by Collector Archive Services (CAS) with Certification No. 10161808.

Notable Features

•The Underlying Asset is a 1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from Collector Archive Services (CAS).

Details

Series 1977 Star Wars R2-D2 Action Figure
Action Figure	ARTOO-DETOO (R2-D2)
Manufacturer	Kenner
Series	Star Wars
Variation	Dark Blue Dome
Case Type	221
Year	1977
Subseries	Carded Action Figure
Memorabilia Type	Toy
Authentication	Collector Archive Services (CAS)
Master Grade	85
Real Grade	85.9
Grade (Card/Box)	80
Grade (Bubble/Window)	90
Grade (Figure)	85
Certification No.	10161808

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1977 Star Wars R2-D2 Action Figure going forward.